UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2005

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
1.01	Entry into a Material Definitive Agreement	3

9.01	Financial Statements and Exhibits	4

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Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2005, Gregory L. Ebel announced his retirement from his position as Vice President/Human Resources of The E. W. Scripps Company (“Scripps”), effective December 31, 2005. He will continue to perform his current duties through April 15, 2005, and will thereafter be available to perform special assignments for Scripps. The following compensation arrangements pertain to his planned retirement.

1.	He will continue to receive his annual base salary of $281,000 through December 31, 2005, and will remain eligible to receive his annual bonus for 2005. His target bonus award for 2005 is established at 35% of his base salary. The amount of bonus he will receive is dependent upon Scripps’ achievement of specific financial targets. Such financial targets for 2005 are based upon operating cash flow, the measure used to evaluate the operating performance of our business segments, for Scripps as a whole.

2.	On or about December 31, 2005, Mr. Ebel will receive a one-time lump sum special supplement payment (the “special payment”) equal to 1.5 times the sum of Mr. Ebel’s 2005 annual base salary and target bonus award.

3.	Mr. Ebel will receive $600,000 as aggregate compensation for lost benefits under the Scripps Pension Plan due to his retirement prior to age 55 and as a supplement of lost income after the period covered by the special payment and prior to his eligibility to receive payments from the Scripps Pension Plan. Payment will be made in three equal installments of $200,000, plus interest, on or about January 1, 2006, 2007 and 2008. These payments are subject to forfeiture under certain conditions.

4.	Commencing January 1, 2006, and continuing until Mr. Ebel reaches the age of 55, Scripps will reimburse Mr. Ebel, on a tax-free basis, for the cost of financial planning services commensurate to the services provided to other similarly situated executives.

5.	Stock options granted to Mr. Ebel under the Long-Term Incentive Plan (“LTIP”) shall fully vest as of December 31, 2005, and will be exercisable for the remainder of their respective terms. Restricted stock awards granted to Mr. Ebel under the LTIP through December 31, 2004, shall fully vest as of December 31, 2005. Performance-based restricted stock awards granted to Mr. Ebel under the LTIP on February 10, 2005, will remain outstanding and will be earned to the extent the 2005 performance goals established by the Incentive Plan Committee are met. The number of shares earned under the award will be immediately vested.

6.	Scripps will provide family medical coverage to Mr. Ebel under the Scripps Choice Plan, at its expense, until Mr. Ebel reaches the age of 55. Thereafter, Mr. Ebel will be eligible to continue such medical coverage under the Scripps Choice Plan at his expense until he is eligible for Medicare benefits or age 65, whichever occurs later.

7.	Commencing January 1, 2006, and continuing until Mr. Ebel reaches the age of 65, Scripps will provide, at its expense, supplemental term life insurance with a face value of $50,000.

If Mr. Ebel is deceased at the time any of the payments in 1 through 4 are to be made, such payments shall be made to his surviving spouse, or in the absence thereof, to his estate.

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Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Item		Exhibit No. Incorporated
10.02	1997 Long-Term Incentive Plan	(1)	4B
10.03A	Form of Executive Officer Nonqualified Stock Option Agreement	(2)	10.03A
10.03B	Form of Performance-Based Restricted Share Agreement	(2)	10.03C

(1)	Incorporated by reference to Registration Statement of The E. W. Scripps Company on Form S-8 (File No. 333-27623).
(2)	Incorporated by reference to The E. W. Scripps Company Current Report on Form 8-K dated February 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

Dated: March 8, 2005

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